                            Note to Exhibit 10.142

     The following Purchase Agreement Assignment is substantially identical in all material respects to the additional Purchase Agreement Assignments except as follows:

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Aircraft (Tail No.)
- -----------------------------------------------------------
N591ML*
- -----------------------------------------------------------
N592ML
- -----------------------------------------------------------
N593ML
- -----------------------------------------------------------

- -------
* Filed document

                                                                  EXHIBIT 10.142

                                                                  CONFORMED COPY

                     PURCHASE AGREEMENT ASSIGNMENT [N591ML]

This Purchase Agreement Assignment [N591ML] is made as of this 31/st/ day of January, 2001 (this "Agreement").

by and between           Midway Airlines Corporation
                         2801 Slater Road, Suite 200
                         Morrisville, NC 27560
                         U. S. A.

                         (hereinafter referred to as the "Assignor")

and                      Bombardier Capital Inc.
                         261 Mountain View Drive
                         Colchester, VT 05446
                         U. S. A.

                         (hereinafter referred to as the "Assignee")

WHEREAS Assignor entered into Bombardier Regional Aircraft Division Purchase Agreement No. PA-0393 dated September 17, 1997, as amended (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement) (hereinafter referred to as the "Purchase Agreement") with Bombardier Inc., represented by its Bombardier Regional Aircraft Division (hereinafter referred to as "BRAD") whereby BRAD granted to Assignor certain rights in connection with the Aircraft.

WHEREAS concurrently with this Agreement the parties hereto are entering into a Lease Agreement [N591ML] for the lease of one (1) Canadair Regional Jet CL600-2B19 aircraft bearing manufacturer's serial number 7388 (hereinafter referred to as the "Aircraft") dated as of January 31, 2001 (hereinafter referred to as the "Lease").

WHEREAS as used herein "Warranties" shall mean such obligations, covenants and warranties in relation to the manufacture and operation of the Aircraft as are given by BRAD pursuant to the Purchase Agreement (including the right to obtain data and services from BRAD).

NOW THEREFORE the parties agree as follows:

1.0  Assignment

1.1 Subject to the terms and conditions of this Agreement the Assignor hereby assigns to the Assignee all of Assignor's rights granted under the Purchase Agreement in so far as they relate to the Aircraft or any element thereof (including without limitation the right to take title to the Aircraft and to retain any recovery or benefit resulting from the enforcement of any of the Warranties).

1.2 This Agreement shall terminate upon any purchase of the Aircraft by Assignor in accordance with the Lease.

2.0  Rights Relating to the Warranties

2.1 So long as BRAD shall not have received a notice pursuant to Clause 2.2 below, the Assignee, subject to Clause 2.2 below, irrevocably authorizes the Assignor, to the exclusion of the Assignee, to exercise in the Assignor's own name, at its own cost and expense, all rights in respect of the Warranties assigned to the Assignee pursuant to Clause 1.1 and to retain whenever made any recovery or benefit resulting from the enforcement of any Warranty and the Assignor agrees to enforce diligently all such rights as it, in its reasonable judgment, sees fit.

2.2 If an Event of Default (as defined in the Lease) shall have occurred and be continuing under the Lease and the Assignee shall have commenced the exercise of remedies set forth in Section 17 of the Lease, the Assignee may at any time thereafter by notice to BRAD in writing (a copy thereof to be sent to the Assignor at the same time) revoke the authority given to the Assignor pursuant to Clause 2.1. Except as otherwise provided in this Agreement, BRAD shall in all respects deal with and look to the Assignor exclusively as the beneficiary of the Warranties. BRAD shall have no obligation to inquire about the occurrence of any Event of Default, the declaration of an Event of Default, or the exercise of remedies set forth in Section 17 of the Lease by the Assignee and shall be entitled to conclusively rely on any such notice as aforesaid.

2.3 Nothing in this Agreement shall be regarded as having created or imposed upon BRAD any increased or additional obligations or undertakings or any increased or additional limitations to the rights and duties on its part in relation to the Warranties that are contained in the Purchase Agreement.

2.4 The terms and conditions of the Purchase Agreement shall apply to and be binding upon the Assignee and the Assignor in relation to the exercise or assertion by either of them of any right or claim in respect of the Warranties to the same extent as if they were (or in the case of the Assignor had remained) the "Buyer" under the Purchase Agreement.

3.0  Representation of Assignor

3.1  The Assignor hereby undertakes that it shall:

     (a) exercise its rights (to the extent not assigned under this Agreement) and perform its duties and obligations under the Purchase Agreement; and

                                      -2-
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     (b)  not do or omit or permit to be done or omitted anything which, or the omission of which, would prejudice any right which the Assignee may have against BRAD or against the manufacturer or supplier of any part of the Aircraft; and

     (c) on or prior to the Delivery Date, give notice to BRAD of the assignment of rights effected by this Agreement and obtain the execution by BRAD of their consent and agreement to this Agreement, substantially in the form attached hereto as Annex A.

3.2 The Assignor hereby further represents and warrants that the Assignor has not, and hereby covenants to, and solely for the benefit of, the Assignee that it will not, so long as this Agreement shall remain in effect, create or allow to subsist, any lien over the whole or any part of the rights hereby assigned with respect to the Aircraft, or any part thereof, and the Purchase Agreement to anyone other than the Assignee.

4.0  Further Assurance

     Each of the Assignor and the Assignee agree that at any time and from time to time, and at the full cost of the Assignor, it shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and of the rights and powers herein granted.

5.0  Miscellaneous

5.1 No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by written instrument signed by or on behalf of all the parties hereto.

5.2 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereto.

5.3 Any provisions which prove to be or become invalid, illegal or unenforceable in whole or in part shall, so far as reasonably possible, be performed according to the spirit and purpose of this Agreement.

6.0  Laws

     This Agreement shall be governed by the law of the State of New York. This Agreement and Consent and Agreement are intended to be delivered to Assignee by Assignor in the

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

     State of New York. Canadian Law, either substantive or procedural shall not apply to this Agreement.

7.0  Assignment of Rights under this Agreement

7.1 The Assignor may not assign any of its rights hereunder and under the Purchase Agreement to the extent they relate to the Aircraft without the prior written consent of the Assignee and BRAD.

7.2 So long as BRAD shall not have received a notice pursuant to Clause 2.2 above, the Assignee may not assign any of its rights hereunder without the prior written consent of the Assignor and BRAD.

8.0  Liability of the Assignor and the Assignee

8.1 The Assignee shall have no obligation or liability under the Purchase Agreement by reason of or arising out of this Agreement, provided however that, to the extent that the Assignee exercises any rights under the Warranties, the terms and conditions of the Purchase Agreement in respect of the Warranties shall apply to and be binding upon the Assignee to the same extent as if the Assignee had been named Buyer thereunder.

8.2 The assignment referred to in Clause 1.1 shall not constitute a novation under the Purchase Agreement.

8.3 Notwithstanding this Agreement, the Assignor shall remain fully liable to BRAD to perform all the obligations and duties of the Buyer under the Purchase Agreement, and the exercise by the Assignee of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to BRAD under the Purchase Agreement, save to the extent that such exercise by the Assignee shall constitute performance of such duties and obligations.

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

     IN WITNESS WHEREOF, the parties have caused this Purchase Agreement Assignment to be duly executed by their respective duly authorized officers, as of the day and year first above written.


                         MIDWAY AIRLINES CORPORATION


                         By:  /s/ Jonathan S. Waller
                              -----------------------------------------
                              Name:  Jonathan S. Waller
                              Title: Senior Vice President
                                     General Counsel

                         BOMBARDIER CAPITAL INC.


                         By:  /s/ Michel Bourgeois
                              ----------------------------------------
                              Name: Michel Bourgeois
                              Title:  Vice President & General Manager


                         By:  /s/ Lawrence F. Assell
                              ----------------------------------------
                              Name: Lawrence F. Assell
                              Title:  Vice President & General Manager

                                      -5-